Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Oxbridge Re Holdings Limited Reports Improved Q1 2021 Results

GRAND CAYMAN, Cayman Islands (May 14, 2021) -- Oxbridge Re Holdings Limited (NASDAQ: OXBR), a provider of reinsurance solutions primarily to property and casualty insurers, reported improved results for the three months ended March 31, 2021.

FIRST QUARTER 2021 HIGHLIGHTS:
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Improved results due to positive change in fair value of equity securities.
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Net income of $28,000 compared to net loss of $364,000 last year.
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No losses incurred in period.
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Lower capital deployed compared to prior year.
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Projected double-digit return for sidecar investors in Series 2020-1 participating notes

“We fared well despite 2020 setting a record for being the most active hurricane season. In addition, our sidecar investors SPV investors are on track to receive a double digit return for the contract year ending May 31, 2021 following an attractive 36% return in the prior year,” said Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu. “We remain positive about our long-term prospects and continue to evaluate new growth opportunities while further mitigating risk

Financial Performance
For the three months ended March 31, 2021 the Company generated net income of $28,000 or $0.00 per basic and diluted common share compared to a net loss of $364,000 or a loss of $0.06 per basic and diluted common share in the first quarter of 2020. The significant improvement in the first quarter of 2021 was due primarily to the positive change in the fair value of equity securities compared to the depressed financial markets in the first quarter of the prior year resulting from the onset of the COVID-19 pandemic.

Net premiums earned for the three months ended March 31, 2021 decreased marginally to $181,000 from $264,000 in the prior year due to lower capital deployed in the current year.

Total expenses, including policy acquisition costs and underwriting expenses and general and administrative expenses were $272,000 in the first quarter of 2021 compared to $275,000 in the first quarter of 2020. Policy acquisition costs were lower due to lower capital deployed than in the prior year period. General and administrative costs were marginally lower compared to the prior year due to expense fluctuations.

At March 31, 2021, cash and cash equivalents, and restricted cash and cash equivalents, totaled $6.8 million compared to $7.5 million at December 31, 2020.

Financial Ratios
Loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. For the three months ended March 31, 2021 and 2020 the loss ratios were 0.0% due to no loss and loss adjustment expenses in either period.

Acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses with net premiums earned. The acquisition cost ratio for the three months ended March 31, 2021 was 11.0%, consistently with the same period last year.

Expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses with net premiums earned. The expense ratio for the three months ended March 31, 2021 was 150.3% compared to 104.2% for the same period in 2020. The increase was due to the lower denominator in net premiums earned resulting from lower capital deployed when compared with the first quarter of 2020.

Combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratio for the three months ended March 31, 2021 increased to 150.3% from 104.2% last year. The change is due to a lower denominator in net premiums earned resulting from lower capital deployed compared with the prior year.

Conference Call (this section needs updating for the Q1 call details)
Management will host a conference call later today to discuss these financial results, followed by a question-and-answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.oxbridgere.com.

Date: May 14, 2021
Time: 4:30 p.m. Eastern time
Listen-only toll-free number: 888-506-0062
Listen-only international number: 973-528-0011

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Issuer Direct at 919-481-4000 or operations@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.oxbridgere.com until June 13, 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Conference ID: 41166

About Oxbridge Re Holdings Limited
Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re's licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company's ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols "OXBR" and "OXBRW," respectively. The company's ordinary shares are included in the Russell Microcap Index.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company's expectations or any related events, conditions or circumstances change.

On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic. The pandemic has had and is expected to continue to have a significant effect on the reinsurance industry. The industry is currently being impacted by a number of factors including: uncertainties with respect to current and future losses, reduction in interest rates, equity market volatility and ongoing business and financial market impacts of an economic downturn. The insurance industry is likely to experience material losses resulting from COVID-19, which will reduce available capital and we expect will help to sustain the upward pricing trend for reinsurers that we were seeing across many lines of business before COVID-19. However, the ultimate impact on current business in force as well as risks and potential opportunities on future business remains highly uncertain.

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2021	At December 31, 2020
	(Unaudited)
Assets
Equity securities, at fair value (cost : $1,611 and $965)	$1,557	787
Cash and cash equivalents	4,629	5,562
Restricted cash and cash equivalents	2,134	1,914
Accrued interest and dividend receivable	3	1
Premiums receivable	138	464
Deferred policy acquisition costs	13	45
Operating lease right-of-use assets	200	222
Prepayment and other assets	128	75
Property and equipment, net	10	13
Total assets	$8,812	9,083

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable to noteholders	216	216
Unearned premiums reserve	120	411
Operating lease liabilities	200	222
Accounts payable and other liabilities	208	209
Total liabilities	744	1,058

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,733,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,309	32,294
Accumulated Deficit	(24,247)	(24,275)
Total shareholders’ equity	8,068	8,025
Total liabilities and shareholders’ equity	$8,812	9,083

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
 Consolidated Statements of Operations
(Unaudited)
(expressed in thousands of U.S. Dollars, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue

Net premiums earned	$181	264
Net investment income	14	33
Net realized investment gains	-	6
Change in fair value of equity securities	124	(326)

Total revenue	319	(23)

Expenses
Policy acquisition costs and underwriting expenses	20	29
General and administrative expenses	252	246

Total expenses	272	275

Income (loss) before income attributable to noteholders	$47	(298)

Income attributable to noteholders	(19)	(66)

Net income (loss)	$28	(364)

Basic loss per share	$0.00	(0.06)

Diluted loss per share	$0.00	(0.06)

Weighted-average shares outstanding
Basic and Diluted	5,733,587	5,733,587

Performance ratios to net premiums earned:
Loss ratio	0.0%	0%
Acquisition cost ratio	11.0%	11.0%
Expense ratio	150.3%	104.2%
Combined ratio	150.3%	104.2%